Exhibit 10.30

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”), dated as of June 25, 2013 and effective as of January 1, 2013 (the “Effective Date”), is between D. E. Shaw India Software Private Limited, a company incorporated under the laws of the Republic of India (“DESIS”) and Schrödinger, LLC, a limited liability company organized under the laws of the State of Delaware, USA (“SCHRÖDINGER”).

WHEREAS, SCHRÖDINGER has received development services provided by or on behalf of DESIS beginning on or about February 2002 through December 31, 2012 pursuant to an oral understanding and course of dealing between SCHRÖDINGER and DESIS (“Prior Services”);

WHEREAS, SCHRÖDINGER and DESIS entered into that certain Assignment Agreement dated as of January 1, 2013 concurrently with the execution of this Agreement (the “Assignment”) wherein all right, title, and interest (including all intellectual property rights) to Work Product (as such term is defined in the Assignment) generated in the performance of the Prior Services are assigned to SCHRÖDINGER according to the terms of the Assignment;

WHEREAS, SCHRÖDINGER desires for DESIS to provide SCHRÖDINGER and certain Schrödinger-Related Entities with certain development services and DESIS desires to provide such development services to SCHRÖDINGER and certain Schrödinger-Related Entities from and after the Effective Date; and

WHEREAS, SCHRÖDINGER and DESIS desire to memorialize the terms and conditions pursuant to which DESIS will provide such development services to SCHRÖDINGER;

NOW, THEREFORE, the parties to this Agreement (the “Parties,” and each, a “Party”) agree as follows:

1.	Services.

(a)

Pursuant to the terms of this Agreement, from and after the Effective Date DESIS shall provide or shall cause to be provided, for the benefit of SCHRÖDINGER and certain SCHRÖDINGER-Related Entities, such services as are agreed upon from time to time by DESIS and SCHRÖDINGER (acceptance of such services by SCHRÖDINGER to conclusively evidence agreement to receive such services) (the “Services”). The Services are set forth on Schedule A attached to this Agreement, which schedule may be amended from time to time as provided in Section 12 below. DESIS is an independent contractor as to SCHRÖDINGER in performing the Services under this Agreement. While DESIS shall have authority to direct the performance of any and all Services, DESIS shall accept ongoing input and feedback provided by SCHRÖDINGER with respect to the nature, scope, timing, and performance of the Services. The input and feedback that may be provided by SCHRÖDINGER during the Term (as defined below) is set forth in further detail in Schedule A hereto. Within [**] after the conclusion of each calendar quarter of the Term, DESIS shall provide to SCHRÖDINGER a utilization report which reflects the percentage of time each individual performing Services allocated to the various projects he/she worked on during the reporting period, the form of which has been agreed upon by the Parties and which form is attached hereto as Schedule B (the “Utilization Report”).

(b)

Nothing in this Agreement shall prevent DESIS from delegating its responsibility to perform Services to any Shaw-Related Entity (other than SCHRÖDINGER or a Schrödinger-Related Entity) or require that DESIS obtain the consent of SCHRÖDINGER in connection with such delegation; provided, however, that (i) DESIS shall provide SCHRÖDINGER with at least [**] prior written notice of any such delegation, (ii) such notice shall identify the Shaw-Related Entity performing Services, and (iii) DESIS shall remain liable and responsible for the performance of the Services and any other obligations under this Agreement and for compliance by any such Shaw-Related Entity with the terms of this Agreement.

(c)

Nothing in this Agreement shall require a Party to provide or accept any Service if such Party determines that providing or accepting such Service could violate applicable law, regulation, corporate policy, or pre-existing duty or could require such Party or any of its affiliates to procure a license, registration, or qualification in any State or from any governmental or self-regulatory authority that it does not otherwise already have.

(d)	Records maintained by DESIS shall, in the absence of manifest error, conclusively evidence the provision of Services hereunder and the amount charged pursuant to Section 2 for such Services.

(e)

SCHRÖDINGER shall act in good faith to provide all data and information required by DESIS in connection with the performance of the Services at the time and in the manner that DESIS requests in its reasonable discretion; provided that nothing in this Agreement shall require SCHRÖDINGER to share proprietary or confidential information if SCHRÖDINGER believes in good faith such sharing would not be necessary for DESIS to meet its obligations under this Agreement.

(f)

Notwithstanding any provisions at law or in equity to the contrary, whenever any person (including without limitation DESIS and SCHRÖDINGER) is permitted or required, (i) to make a decision in its “sole discretion,” such person shall be entitled to consider only such interests (including its own interests) and factors as it desires, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the other Party to this Agreement or any other person, to the fullest extent permitted by applicable law, or (ii) to act in its “good faith,” such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

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2.	Consideration.

(a)

SCHRÖDINGER shall pay to DESIS for its provision of each Service an amount agreed upon from time to time by SCHRÖDINGER and DESIS (payment by SCHRÖDINGER of an amount with respect to a Service to conclusively evidence SCHRÖDINGER’S agreement to such amount). DESIS shall submit invoices to SCHRÖDINGER within [**] after the end of each quarter, which invoices shall be substantially in the form attached hereto as Schedule C, and SCHRÖDINGER shall pay each invoice from DESIS in full within [**] after SCHRÖDINGER’S receipt thereof. If SCHRÖDINGER requests explanation and/or evidence of any amount appearing on an invoice from DESIS, DESIS and SCHRÖDINGER shall discuss in good faith what additional explanation and/or evidence, if any, shall be furnished; provided that, for the avoidance of doubt, DESIS shall have no obligation to furnish additional explanation and/or evidence if the amount in question is not material (for the purposes of this sentence, individual line items in excess of $[**] shall be considered “material”). DESIS and SCHRÖDINGER agree that, until subsequently agreed otherwise/SCHRÖDINGER shall pay to DESIS an amount equal to [**] percent ([**]%) of all costs and expenses incurred by DESIS (either directly or indirectly through a Shaw-Related Entity) in connection with the provision of such Service, as determined and allocated by DESIS in its reasonable discretion; provided that, unless SCHRÖDINGER agrees in writing in advance to reimburse specified travel expenses, SCHRÖDINGER shall have no obligation to reimburse DESIS for travel expenses in excess of the cost of economy class travel. Notwithstanding anything contained herein, but subject to Section 2(c) below, SCHRÖDINGER shall not be liable to pay DESIS for Services performed subsequent to the effective date of any expiration or termination of this Agreement.

(b)

The amount of any additional compensation and/or any reimbursements to be paid by SCHRÖDINGER for the Services, as well as the frequency and manner of any such payment, shall be determined by the mutual agreement of SCHRÖDINGER and DESIS.

(c)

In the event that either DESIS or SCHRÖDINGER requests a change in the amount or the type of Services to be provided under this Agreement, the Parties agree that they shall negotiate in good faith in such regard, including where applicable the appropriate modification of this Agreement (including Schedule A attached to this Agreement); provided that, in the event SCHRÖDINGER requests any change in the amount or type of Services that causes a material reduction in the personnel of DESIS allocated to provision of the Services, SCHRÖDINGER shall be responsible for paying DESIS an unwind fee as described in Section 2(e) below. For the purposes of this clause (c), a “material reduction” is defined as a reduction of [**] personnel (which reduction shall be approved by SCHRÖDINGER). Notwithstanding anything to the contrary herein, SCHRÖDINGER shall not be responsible for an unwind fee in the event that a material reduction is caused by a material breach of this Agreement by DESIS. For the avoidance of doubt, (i) no unwind fee shall result from any material reduction initiated by DESIS or another Shaw-Related Entity (other than SCHRÖDINGER or a Schrödinger-Related Entity), and (ii) additional unwind fees are payable in the event of subsequent material reduction(s) in personnel. Notwithstanding the foregoing, SCHRÖDINGER makes no promise or representation as to the amount or type of Services to be desired or required over time from DESIS by SCHRÖDINGER under this Agreement.

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(d)

Notwithstanding Section 1(c) above, SCHRÖDINGER shall pay DESIS for any Services provided by DESIS according to the terms hereof, even if not accepted by SCHRÖDINGER, unless SCHRÖDINGER provides notification to DESIS of SCHRÖDINGER’s determination not to accept such Services before DESIS commences provision of such Services.

(e)

For the purposes of this Agreement, any “unwind fee” shall be calculated as the amount equal to [**] percent ([**]%) (or such other amount as has been agreed upon by SCHRÖDINGER and DESIS as set forth in clause (a) of this Section 2) of the salary(ies) of the personnel being reduced for a period of [**]; provided that (i) in the case of termination of this Agreement, whether by SCHRÖDINGER or by DESIS, the personnel being reduced shall include all personnel of DESIS allocated to the provision of the Services; and (ii) no unwind fee shall be required with respect to personnel who shall remain employed by any Shaw-Related Entity (other than SCHRÖDINGER or a Schrödinger-Related Entity) upon discontinuance of their allocation to the Services).

3.	Term and Termination.

(a)	This Agreement shall be deemed effective as of the Effective Date and will continue in effect until terminated as provided in this Section 3 (the “Term”).

(b)

This Agreement may be terminated by SCHRÖDINGER (i) at any time after the Effective Date upon written notice to DESIS upon a material default in DESIS’s (or its designee’s or designees’) performance of the Services or other obligations under this Agreement, which has not been cured to the satisfaction of SCHRÖDINGER, acting in good faith, within [**] after written notice thereof has been given to DESIS by SCHRÖDINGER or (ii) at SCHRÖDINGER’S convenience at any time after the Effective Date upon three (3) months’ prior written notice to DESIS. In the event of termination by SCHRÖDINGER pursuant to clause (ii) of this Section 3(b), SCHRÖDINGER shall be responsible for paying DESIS an unwind fee as described in Section 2(e) above. For the avoidance of doubt, no unwind fee shall be payable by SCHRÖDINGER in the event of termination by SCHRÖDINGER pursuant to clause (i) of this Section 3(b).

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(c)

This Agreement may be terminated by DESIS (i) at any time after the Effective Date upon written notice to SCHRÖDINGER upon a material default in SCHRÖDINGER’S obligations under this Agreement, which has not been cured within [**] after written notice thereof has been given to SCHRÖDINGER by DESIS or (ii) at DESIS’s convenience at any time after the Effective Date upon three (3) months’ prior written notice to SCHRÖDINGER. In the event of termination by DESIS pursuant to clause (i) of this Section 3(c), SCHRÖDINGER shall be responsible for paying DESIS an unwind fee as described in Section 2(e) above. For the avoidance of doubt, no unwind fee shall be payable by SCHRÖDINGER in the event of termination by DESIS pursuant to clause (ii) of this Section 3(c).

(d)

This Agreement may be terminated at any time after the Effective Date by the Parties to this Agreement in a mutually agreed upon writing executed by each of them. In the event of termination pursuant to this clause (d), the Parties shall agree in writing whether any unwind fee as described in Section 2(e) above shall apply.

(e)

In connection with the termination of tins Agreement for any reason, DESIS shall provide reasonable assistance to SCHRÖDINGER in order to facilitate an orderly transition of the Services to SCHRÖDINGER or to another party; provided that SCHRÖDINGER shall pay DESIS for any such assistance as set forth in Section 2(a).

4.	Limitation of Liability; Damages; Indemnity.

(a)

The term “Shaw-Related Entity” is used herein to refer to D. E Shaw & Co., L.P. (“DESCO L.P.”); D. E Shaw & Co., L.L.C. (“DESCO L.L.C.”); David E. Shaw; any entity directly or indirectly affiliated with DESCO L.P., with DESCO L.L.C., or with David E. Shaw; subsidiaries of and entities directly or indirectly controlled by DESCO L.P., DESCO L.L.C., and/or such entities; and investment vehicles to which investment management services are provided by any of the foregoing. The term “Shaw-Related Party” is used herein to refer to a Shaw-Related Entity or an employee or a director of any Shaw-Related Entity. For the avoidance of doubt, DESIS shall be a Shaw-Related Party for all purposes of this Agreement. The term “Schrödinger-Related Entity” is used herein to refer to Schrödinger, Inc. and any of its majority-owned subsidiaries.

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(b)

None of SCHRÖDINGER, a Schrödinger-Related Entity, DESIS, or any other Shaw-Related Party shall be liable for failure to perform any obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, acts of God, insurrection, terrorist activities, or acts of the government or for any reason resulting from conditions beyond the reasonable control of SCHRÖDINGER, a Schrödinger-Related Entity, DESIS, or such other Shaw-Related Party.

(c)

In no event will either Party be liable to the other Party, or to any other person making claims on behalf of such other Party, for consequential, exemplary, punitive, incidental, indirect, or special damages, or damages from loss of use, data, profits, business opportunities, or other economic advantages, or from failure to achieve cost savings, whether in contract, tort, or otherwise, even if such Party shall have actually known, have been advised in advance, have had reason to know, or otherwise was aware of the possibility of such damages, loss, or failure.

(d)

In no event will any Shaw-Related Party or any Schrödinger-Related Entity be liable to either Party, or to any other person making claims on behalf of such Party, for consequential, exemplary, punitive, incidental, indirect, or special damages, or damages from loss of use, data, profits, business opportunities, or other economic advantages, or from failure to achieve cost savings, whether in contract, tort, or otherwise, even if such Shaw-Related Party or Schrödinger- Related Entity, as applicable, shall have actually known, have been advised in advance, have had reason to know, or otherwise was aware of the possibility of such damages, loss, or failure.

(e)

Notwithstanding any other terms of this Agreement, whether express or implied, or any obligation or duty at law or in equity, and to the fullest extent permitted by law, none of DESCO L.P.; DESCO L.L.C.; David E. Shaw, any other Shaw-Related Party; and/or any officer, director, liquidator, partner, stockholder, manager, member, or employee of any of the foregoing (each, a “Covered Person”), shall be liable to SCHRÖDINGER for any act or omission taken or omitted by DESIS or a Covered Person pursuant to this Agreement, provided that a court of competent jurisdiction has not rendered a final determination that such act or omission constitutes fraud or willful misconduct.

(f)

Any Covered Person acting under this Agreement shall be entitled to rely on the applicable provisions of this Agreement and on the advice of counsel, accountants, and/or other professionals that is provided to such Covered Person in connection with this Agreement, and such Covered Person shall not be liable to either Party for such Covered Person’s reliance on this Agreement or such advice, unless a court of competent jurisdiction has rendered a final determination that such reliance constitutes fraud or willful misconduct by such Covered Person. This Section 4 does not create any duty or liability of a Covered Person that does not otherwise exist at law, in equity, or under the terms of this Agreement

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(g)

Each Party may rely, and shall incur no liability to the other Party or any other person in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond debenture, paper, document, signature, or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent, or representative of any person in order to ascertain any fact with respect to such person or within such person’s knowledge, in each case unless a court of competent jurisdiction has rendered a final determination that such Party has engaged in fraud or willful misconduct,

5.	Confidentiality.

(a)

DESIS agrees to act in good faith to hold confidential, and not to use except as necessary to perform the Services and for no other purposes whatsoever, all non-public documents and information regarding SCHRÖDINGER, a Schrödinger-Related Entity and/or either of the foregoing entities’ technology, products, services and business furnished to it by SCHRÖDINGER and/or SCHRÖDINGER’S officers, directors, employees, agents, consultants, or representatives or which became known to DESIS in connection with this Agreement, the Work Product, or the Services and Prior Services (“SCHRÖDINGER Confidential Information”), except in each case where such document or information (i) enters the public domain on or after the Effective Date of this Agreement other than by DESIS; (ii) is developed independently by DESIS and is not subject to Section 6 below; or (iii) is permitted to be disclosed in writing by SCHRÖDINGER. Upon written request received from SCHRÖDINGER upon termination or expiration of this Agreement, DESIS shall return to SCHRÖDINGER or destroy, at SCHRÖDINGER’S option, all SCHRÖDINGER Confidential Information promptly; provided that DESIS shall have no obligation to return or destroy any materials residing on its automatic back-up systems (provided such materials may not be recovered, restored, used, or disclosed by DESIS).

(b)

SCHRÖDINGER agrees to act in good faith to hold confidential, and not to use except as necessary in connection with the Services and for no other purposes whatsoever, all non-public documents and information regarding DESIS and/or a Shaw-Related Entity furnished to it by DESIS and/or the officers, directors, employees, agents, consultants, or representatives of DESIS in connection with this Agreement or the Services (“DESIS Confidential Information”), except in each case where such document or information (i) enters the public domain on or after the Effective Date of this Agreement other than by SCHRÖDINGER; (ii) is developed independently by SCHRÖDINGER and is not subject to Section 6 below; or (iii) is permitted to be disclosed in writing by DESIS. Upon written request received from DESIS upon termination or expiration of this Agreement, SCHRÖDINGER shall return to DESIS or destroy, at DESIS’s option, all DESIS Confidential Information promptly; provided that SCHRÖDINGER shall have no obligation to return or destroy any materials residing on its automatic back-up systems (provided such materials may not be recovered, restored, used, or disclosed by SCHRÖDINGER).

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(c)

Nothing in this Agreement shall limit disclosures requested or required pursuant to law or regulation, government authority, duly authorized subpoena, or court order or disclosure to the agents, custodians, brokers, investment advisers, tax advisers, attorneys, accountants, insurers, or auditors of either of the Parties; provided, however, that, to the extent permitted by law, the Party making any such disclosure shall notify the other Party of such disclosure.

(d)

A Party shall not have or acquire any rights to the confidential or proprietary information of the other Party hereto except as expressly provided herein. It is understood that a Party hereto may have performed, and may continue to perform, independent development relating to the confidential or proprietary information of the other Party received hereunder. The Parties agree that neither this Agreement nor the receipt of any confidential or proprietary information shall limit either Party’s independent development; provided such development is, in the case of DESIS, without use of or reliance on SCHRÖDINGER Confidential Information, or, in the case of SCHRÖDINGER, without use of or reliance on DESIS Confidential Information. Further, neither this Agreement nor the receipt of confidential information hereunder shall prevent a Party from undertaking similar efforts or discussions with third parties; provided such efforts or discussions are, in the case of DESIS, without use of or reliance on SCHRÖDINGER Confidential Information, or, in the case of SCHRÖDINGER, without use of or reliance on DESIS Confidential Information.

(e)

For the avoidance of doubt, the Parties acknowledge and agree that (i) all Intangible Property referenced in Section 6(c) (other than any DESIS IP, as defined below) constitutes SCHRÖDINGER Confidential Information, (ii) all DESIS IP constitutes DESIS Confidential Information, and (iii) such Intangible Property and DESIS IP shall be subject to the first sentence of Section 5(d) hereof.

6.	Intangible Property.

(a)

“Intangible Property” means intellectual property of every kind and nature whatsoever for any and all purposes and uses whatsoever in any jurisdiction in the world, including without limitation any ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, trademarks, service marks, trade dress, trade names, domain names, trade secrets, know-how, goodwill, franchise value, or value as a going concern, works of authorship, copyrights, audio and visual works of any kind, analytical and other models, formulas, tests, analyses, software and associated documentation, firmware, computer processes, computer and other applications, financial algorithms, trading strategies and records, financial and other products, business ideas, research, operations and procedures manuals, creations, data and databases, and any documentation or other memorialization containing or relating to the foregoing.

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(b)

“DESIS IP” means, solely for purposes of this Agreement, any and all Intangible Property owned by DESIS or any Shaw-Related Entity (other than any Schrödinger-Related Entity) that does not constitute Work Product. DESIS’s use or non-use of any DESIS IP in the course of performing Services shall be determined by DESIS in its sole discretion. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that DESIS or the applicable Shaw-Related Entity shall retain ownership of any and all DESIS IP.

(c)

Except as and unless set forth in a mutually agreed upon schedule or amendment to this Agreement, SCHRÖDINGER shall own all right, title, and interest (including all intellectual property rights) relating to any and all Intangible Property conceived, created, made, written, developed, produced, or first reduced to practice by or on behalf of DESIS in the course of performing Services under this Agreement, including any such Intangible Property that is based on or otherwise reflects any of SCHRÖDINGER’S Confidential Information. Except as and unless set forth in a mutually agreed upon schedule or amendment to this Agreement, all of the foregoing Intangible Property is a “work made for hire” to the extent allowed by applicable law.

(d)

DESIS hereby makes and agrees to make (and to cause all of its employees, independent contractors, agents, and interns (including Shaw-Related Parties) to make) all assignments necessary to establish the ownership rights set forth in Section 6(c). DESIS shall perform, during and after the term of this Agreement, all acts reasonably necessary, at SCHRÖDINGER’S request and expense, to evidence, perfect, obtain, maintain, defend and enforce SCHRÖDINGER’S rights in the Intangible Property in any and all countries throughout the world. If SCHRÖDINGER is unable for any reason, after reasonable effort made in good faith, to secure DESIS’s signature on any document needed in connection with the actions specified above, DESIS hereby irrevocably designates and appoints SCHRÖDINGER and its duly authorized officers and agents as DESIS’s agent and attorney-in-fact, which appointment is coupled with an interest, to act for and on its behalf to execute and file any such document and to perform any other lawfully permitted act solely to accomplish the assignment expressly required by this Section 6(d), in each case, with the same legal force and effect as if executed, filed, or performed by DESIS. SCHRÖDINGER and such authorized officers and agents shall not be liable for any acts or omissions in connection with such execution, filing, or performance except in the case of fraud or willful misconduct.

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(e)

Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, DESIS hereby waives such Moral Rights and consents to any action of SCHRÖDINGER and any Schrödinger-Related Entity that would violate such Moral Rights in the absence of such consent. DESIS shall confirm any such waivers and consents from time to time as requested by SCHRÖDINGER.

(f)

If any Intangible Property assigned pursuant to Section 6(d) is based on, or incorporates, or is an improvement or derivative of, or cannot be reasonably made, used, reproduced and distributed without using, or without infringing or violating the intellectual property rights in and/or embodied by DESIS IP and not assigned hereunder, DESIS hereby grants (and agrees to cause any Shaw-Related Entity that owns the DESIS IP, as applicable, to grant) SCHRÖDINGER a perpetual, worldwide, royalty-free, fully-paid, non-exclusive, irrevocable, sublicensable right and license to sell, reproduce, display, distribute and otherwise exploit and exercise all such DESIS IP solely to the extent necessary to permit SCHRÖDINGER’S exercise or exploitation of any Intangible Property assigned to it (including any modifications, improvements, and derivatives thereof).

(g)

DESIS expressly disclaims all warranties, conditions, or representations (express or implied, oral or written) with respect to the Intangible Property, to any related right, title, or interest, and to the quality of the performance of the foregoing, including any and all implied warranties or conditions of ownership, non- infringement, merchantability, and/or fitness for a particular purpose (whether or not such DESIS actually knows, has reason to know, has been advised, or is otherwise in fact aware of any such purpose), whether alleged to arise by law, by reason of custom or usage in the trade, or by course of dealing. DESIS makes no warranty, covenant, or representation concerning the likelihood of profitable business and/or of any business results using toe Intangible Property. The Intangible Property is assigned “as is” and “with all faults.” Without limiting the generality of the foregoing and notwithstanding anything to the contrary contained herein, DESIS expressly disclaims any warranty that the Intangible Property is free from any claims of infringement, or contested ownership.

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(h)

SCHRÖDINGER agrees to indemnify and hold harmless DESIS and its officers, directors, employees, agents, successors, heirs, and assigns to the fullest extent permitted by law against any and all costs, expenses, and damages resulting from any claims resulting from or arising in connection with SCHRÖDINGER’S use of the Intangible Property (other than claims based upon or alleging intellectual property infringement, misappropriation, or violation of intellectual property rights) made against all or any of them by third parties, including without limitation costs of investigation, and reasonable legal fees except in the event a court of competent jurisdiction shall render a final determination that such claim is due solely to the willful misconduct or fraud of DESIS, any Shaw-Related Party (other than any Schrödinger-Related Entity), or any of their respective officers, directors, employees, agents, independent contractors, interns, successors, heirs, and assigns who are performing the Services.

(i)

Notwithstanding anything to the contrary herein, each Party acknowledges that any material breach of this Agreement may cause irreparable harm to the other Party for which such other Party may not have adequate remedies at law. Accordingly, each Party is entitled to seek specific performance or injunctive relief for any such breach.

7.	Assignment; Binding Effect.

Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment in violation of this clause will be void; provided that this Section 7 shall not limit DESIS’s authority to cause other persons to perforin its obligations as expressly set forth in Section 1(b) above. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties to this Agreement and their respective heirs, personal representatives, successors, and permitted assigns. Notwithstanding the foregoing, SCHRÖDINGER may assign this Agreement to a Schrödinger-Related Entity with written notice to DESIS within [**]; provided that failure to give such notice shall not constitute a material default hereunder.

8.	Notices.

All notices, requests, claims, demands, and other communications under this Agreement to a Party shall be in writing and shall be deemed to have been duly given upon receipt

If to DESIS, to:

D. E. Shaw India Software Private Limited

Sanali Infopark 8-2-120/113

Road No. 2, Banjara Hills

Hyderabad 500 034

India

Attention: Director

Facsimile: [**]

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If to SCHRÖDINGER, to:

Schrödinger, Inc.

120 West 45th Street

17th Floor

New York, NY 10036

USA

Attention: Ramy Farid, President

Facsimile: [**]

in each case, with a copy to its general counsel at the address set forth above.

Any Party may, by written notice to the other Party, change the address or facsimile number at which notices are to be given to such Party.

9.	No Recourse; Limited Warranty; Disclaimer of Warranties.

(a)

Each Party agrees that the obligations of the other Party arising under (or relating to) this Agreement shall be without recourse to any partner, stockholder, or member of such other Party, any controlling person of such other Party or any such partner, stockholder, or member; any successor to any such partner, stockholder, member, or person; or any employees, directors, or officers of such other Party, controlling person, or successor, and no such partner, stockholder, member, controlling person, successor, employee, director, or officer shall have any liability in such capacity for the obligations of such other Party. For the avoidance of doubt, each such partner, stockholder, member, controlling person, successor, employee, director, and officer is a third party beneficiary of this Agreement to the extent necessary to enforce its rights under the preceding sentence.

(b)

Except as expressly set forth in Section 9(a) hereof, the Parties agree that there are no third party beneficiaries of this Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, no Schrödinger- Related Entity other than SCHRÖDINGER shall have any right to make any claim against, or enforce any obligation of, DESIS in connection with this Agreement, the Services, the Intangible Property, and/or the Work Product.

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(c)

Each Party shall comply with all applicable laws and regulations of any applicable governmental authority and shall exercise good faith in carrying out its several duties and obligations provided in this Agreement. As between DESIS and SCHRÖDINGER, DESIS shall be responsible for all actions and omissions of the personnel of DESIS or another Shaw-Related Entity (other than SCHRÖDINGER or a Schrödinger-Related Entity) acting in the scope of their employment which are in breach of the terms of this Agreement in connection with the provision of the Services; provided that the foregoing shall not apply to any actions or omissions carried out at the request or direction of, under the supervision of, and/or with the knowledge of, personnel of SCHRÖDINGER or a Schrödinger-Related Entity.

(d)

Each Party represents and warrants that (i) it has full power and authority to enter into this Agreement, (ii) this Agreement is duly authorized, (iii) this Agreement, once fully executed, shall be binding upon it in accordance with its terms, and (iv) its execution and delivery of, and performance under, this Agreement does not by itself constitute the breach of any other contractual obligation to which it is bound.

(e)

DESIS represents and warrants that during the Term the Services shall be of professional and workman-like quality and performed in accordance with commercially reasonable standards and with any written technical specifications for the Services provided to DESIS and agreed to in writing by DESIS. For the avoidance of doubt, such specifications may not alter or override any provision of this Agreement.

(f)

Except as otherwise expressly set forth in this Agreement, DESIS expressly disclaims all other warranties, conditions, or representations (express or implied, oral or written) with respect to the Services rendered by it (or on its behalf), and to the quality of the performance of the foregoing, including any and all implied warranties or conditions, whether alleged to arise by law, by reason of custom or usage in the trade, or by course of dealing. DESIS makes no warranty, covenant, or representation concerning the likelihood of profitable business and/or of any business results using the Services rendered by it (or on its behalf).

10.	Governing Law.

This Agreement and its enforcement shall he governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts-of-law principles.

11.	Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, which shall remain in full force and effect and which shall be interpreted to give maximum legal effect to the intentions of the Parties to this Agreement, and without affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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12.	Amendment.

This Agreement (including any schedules hereto) may be amended at any time by a written agreement signed by the Parties hereto.

13.	Entire Agreement; Survival.

(a)

This Agreement constitutes the entire understanding between the Parties to this Agreement, and supersedes any prior understandings or written or oral agreements between them, respecting the subject matter of this Agreement.

(b)

Any amounts incurred or accrued by any Party at or before the effectiveness of any termination of this Agreement shall remain due and payable by the other Party notwithstanding such termination. Sections 2, 3, 4, 5, 6, 7, 9, 10, 11, and 13 shall survive any termination of this Agreement, and amounts due under such provisions may be incurred or accrued at any time. Any amounts due upon or after the termination of this Agreement shall be payable [**] after a request by the Party to whom such amounts are due.

14.	Waivers.

A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right. Any modification or waiver of any provision of this Agreement shall not be effective unless made in writing. Any such waiver shall be effective only in the specific instance and for the purpose given.

15.	Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.	Counterparts.

This Agreement may be executed and delivered in one or more counterparts, and by the different Parties to this Agreement in separate counterparts, each of winch when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, DESIS and SCHRÖDINGER have caused their duly authorized signatories to execute this Agreement as of the Effective Date.

D.E. SHAW INDIA SOFTWARE PRIVATE LIMITED

By:	/s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Chief Administrative Officer
SCHRÖDINGER, LLC, by its sole member, Schrödinger, Inc.
By:	/s/ Ramy Farid
Name: Ramy Farid
Title: President

AMENDMENT TO SERVICES AGREEMENT

This AMENDMENT (this “Amendment”), dated as of March 27, 2015 and effective as of April 1, 2014 (the “Amendment Effective Date”), is between D. E. Shaw India Software Private Limited, a company incorporated under the laws of the Republic of India (“DESIS”) and Schrödinger, LLC, a limited liability company organized under the laws of the State of Delaware, USA (“Schrödinger”). All capitalized terms used herein but not defined in this Amendment are used as defined in the Agreement referred to below.

WHEREAS, DESIS and Schrödinger are parties to a Services Agreement, dated as of June 25, 2013 and effective as of January 1, 2013 (as may be amended, supplemented, or modified from time to time, the “Agreement”);

WHEREAS, DESIS and Schrödinger wish to amend the Agreement as herein provided;

NOW, THEREFORE, the Parties agree as follows:

17.	Section 2 of the Agreement (“Consideration”) is modified as follows:

Section 2(a) shall be amended by deleting “[**] percent ([**]%)” from the fourth sentence and replacing it with “[**] percent ([**]%)”.

Section 2(e) shall be amended by deleting “[**] percent ([**]%)” and replacing it with “[**] percent ([**]%)”.

18.

Except as expressly modified herein, the terms of the Agreement shall remain in full force and effect. Any conflict between the terms of this Amendment and those of the Agreement will be resolved in favor of this Amendment.

19.

This Amendment may be executed and delivered in one or more counterparts, and by the different Parties to this Amendment in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

20.

The provisions of this Amendment shall be deemed to be incorporated by reference into the Agreement so that the Agreement, together with this Amendment, shall constitute and be read and construed as one agreement. All references to “this Agreement” in the Agreement shall be deemed to be references to such Agreement as modified by this Amendment. This Amendment, together with the Agreement, contains the entire agreement of the Parties hereto, and shall supersede any and all existing agreements between them concerning the subject matter of this Amendment and the Agreement.

21.	This Amendment and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts-of-law principles).

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IN WITNESS WHEREOF, DESIS and SCHRÖDINGER have caused their duly authorized signatories to execute this Amendment as of the Amendment Effective Date.

D.E. SHAW INDIA SOFTWARE PRIVATE LIMITED
By:	/s/ Madhu Poomalil
Name: Madhu Poomalil
Title: Managing Director
SCHRÖDINGER, LLC, by its sole member, Schrödinger, Inc.
By:	/s/ Ramy Farid
Name: Ramy Farid
Title: President

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